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                                                                     EXHIBIT 4.2



                          AMENDMENT TO RIGHTS AGREEMENT

        This Amendment (this "AMENDMENT") to Rights Agreement (the "RIGHTS AGREEMENT") is effective as of May 1, 1999 by and between MiniMed Inc., a Delaware corporation (the "CORPORATION") and Harris Trust Company of California, a trust company organized under the laws of the State of California (the "RIGHTS AGENT"). Capitalized terms used herein but not defined herein shall have their defined meanings set forth in the Rights Agreement.

                                   BACKGROUND

        A. The Corporation and the Rights Agent entered into the Rights Agreement effective as of July 24, 1995.

        B. The Rights Agreement provides that the Independent Directors have certain powers to the exclusion of other directors.

        C. The Right Agreement provides that the Exercise Price for each Right is $65.00.

        D. The parties wish to (i) amend the terms of the Rights Agreement to eliminate the concept and powers of the Independent Directors, and (ii) change the Exercise Price from $65.00 to $250.00.

                                    AGREEMENT

        NOW, THEREFORE, the parties hereby agree as follows:

        1. The Table of Defined Terms is hereby amended by deleting the term "Independent Director" therefrom.

        2. Section 1(l) is hereby deleted in its entirety and the following is inserted in lieu thereof:

        "[This Section intentionally left blank.]"

        3. Section 1(p) is hereby deleted in its entirety and the following is inserted in lieu thereof:

        "(p) "Redemption Date" shall mean the date of the action of the Board of Directors directing the Company to redeem the Rights pursuant to Section 23(a) hereof or exchange the Rights pursuant to Section 24(a) hereof."

        4. Section 1(z) is hereby deleted in its entirety and the following is inserted in lieu thereof:

        "(z) "15% Stockholder" shall mean any Person that, together with all Affiliates and Associates of such Person, hereafter acquires Beneficial Ownership of, in the aggregate, a


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number of Voting Shares of the Company equal to 1% or more of the Voting Shares then outstanding and thereupon or thereafter Beneficially Owns 15% or more of the Voting Shares of the Company then outstanding; provided, however, that the term "15% Stockholder" shall not include: (i) any Person who is the Beneficial Owner of at least 15% of the outstanding Common Shares both on the date of this Agreement and at the completion of the Company's initial public offering of Common Shares, (ii) the Company, any wholly owned Subsidiary of the Company, any employee benefit plan of the Company or of a Subsidiary of the Company, or any Person holding Voting Shares for or pursuant to the terms of any such employee benefit plan; or (iii) any Person if such Person would not otherwise be a 15% Stockholder but for a reduction in the number of outstanding Voting Shares resulting from a stock repurchase program or other similar plan of the Company or from a self tender offer of the Company, which plan or tender offer commenced on or after the date hereof, provided, however, that the term "15% Stockholder" shall include such Person from and after the first date upon which (A) such Person, since the date of the commencement of such plan or tender offer, shall have acquired Beneficial Ownership of, in the aggregate, a number of Voting Shares of the Company equal to 1% or more of the Voting Shares of the Company then outstanding and (B) such Person, together with all Affiliates and Associates of such Person, shall Beneficially Own 15% or more of the Voting Shares of the Company then outstanding. In calculating the percentage of the outstanding Voting Shares that are Beneficially Owned by a Person for purposes of this subsection (z), Voting Shares that are Beneficially Owned by such Person shall be deemed outstanding, and Voting Shares that are not Beneficially Owned by such Person and that are subject to issuance upon the exercise or conversion of outstanding conversion rights, exchange rights, rights (other than Rights), warrants or options shall not be deemed outstanding. Any determination made by the Board of Directors as to whether any Person is or is not a 15% Stockholder shall be conclusive and binding upon all holders of Rights."

        5. Section 3(a) is hereby deleted in its entirety and the following is inserted in lieu thereof:

        "(a) "Distribution Date" shall mean the date, after the date hereof, that is the earliest of (i) the tenth Business Day (or such later day as shall be designated by the Board of Directors) following the date of the commencement of, or the first public announcement of the intent of any Person (other than the Company, any wholly owned Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan) to commence, a tender offer or exchange offer, the consummation of which would cause any Person to become a 15% Stockholder (such tenth Business Day (or such later date) being referred to as the "Section 3(a)(i) Date"), (ii) the date of the first Section 11(a)(ii) Event or (iii) the date of the first Section 13(a) Event."

        6. Section 3(h) is hereby deleted in its entirety and the following is inserted in lieu thereof:

        "(h) Notwithstanding the foregoing provisions of this Section 3, the Rights Agent shall not send any Right Certificate to any 15% Stockholder or any of its Affiliates or Associates or to any Person if the Rights held by such Person are Beneficially Owned by a 15% Stockholder or



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any of its Affiliates or Associates. Any determination made by the Board of
Directors as to whether any Common Shares are or were Beneficially Owned at any time by a 15% Stockholder or an Affiliate or Associate of a 15% Stockholder shall be conclusive and binding upon all holders of Rights."

        7. Section 7(c) is hereby deleted in its entirety and the following is inserted in lieu thereof:

        "(c) The Exercise Price for the exercise of each Right shall initially be $250.00 and shall be payable in lawful money of the United States of America in accordance with Section 7(f) hereof. The Exercise Price and the number of Preferred Shares (or, following the occurrence of a Section 11(a)(ii) Event or a Section 13(a) Event, Common Shares and/or other securities) to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 7(e), 11 and 13 hereof and the other provisions of this Agreement."


        8. Section 23(a) is hereby deleted in its entirety and the following is inserted in lieu thereof:

        "(a) Until the earliest of (i) the first Section 3(a)(i) Date, (ii) the date of the first Section 11(a)(ii) Event, (iii) the date of the first Section 13(a) Event or (iv) the Expiration Date, the Board of Directors may, at its option, direct the Company to redeem all, but not less than all, of the then outstanding Rights at a redemption price of $.01 per Right, as such redemption price shall be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the "Redemption Price"), and the Company shall so redeem the Rights."

        9. Section 24(a) is hereby deleted in its entirety and the following is inserted in lieu thereof:

        "(a) At any time after the 15% Ownership Date and prior to the first date thereafter upon which a 15% Stockholder, together with all Affiliates and Associates of such 15% Stockholder, shall be the Beneficial Owner of 50% or more of the Voting Shares then outstanding, the Board of Directors may, at its option, direct the Company to exchange all, but not less than all, of the then outstanding Rights for Common Shares at an exchange ratio per Right equal to a number of Common Shares that, as of the date of the Board of Directors' action, has a Current Market Price equal to the difference between the Exercise Price and the Current Market Price of the shares that would otherwise be issuable upon exercise of a Right on such date, as such exchange ratio shall be appropriately adjusted to reflect any stock split, stock dividend, or similar transaction involving Preferred Shares or Common Shares that occurs after the date hereof (the "Exchange Ratio"), and the Company shall so exchange the Rights."

        10. Section 24(b) is hereby deleted in its entirety and the following is inserted in lieu thereof:



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        "(b) Immediately upon the action of the Board of Directors directing the
Company to exchange the Rights pursuant to subsection (a) of this Section 24, or at such time and date thereafter as they may specify, and without any further action and without any notice, the right to exercise Rights shall terminate and the only right thereafter of the holder of a Right shall be to receive a number of Common Shares equal to the Exchange Ratio. Within 10 Business Days after the date of such action, the Company shall give notice of such exchange to the holders of Rights by mailing such notice to all holders of Rights at their last addresses as they appear upon the registry books of the Rights Agent or, if prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives such notice, but neither the failure to give any such notice nor any defect therein shall affect the legality or validity of such exchange. Each such notice of exchange shall state the method by which the Rights will be exchanged for Common Shares. Neither the Company nor any of its Affiliates or Associates may, directly or indirectly, redeem, acquire or purchase for value any Rights in any manner other than that specifically set forth in Section 23 hereof or in this Section 24, and other than in connection with the purchase of Common Shares prior to the earlier of the date of the first Section 11(a)(ii) Event or the date of the first Section 13(a) Event."

        11. Section 27 is hereby deleted in its entirety and the following is inserted in lieu thereof:

        "(a) The Board of Directors may, from time to time, without the approval of any holders of Rights, direct the Company and the Rights Agent to supplement or amend any provision of this Agreement in any manner, whether or not such supplement or amendment is adverse to any holder of Rights, and the Company and the Rights Agent shall so supplement or amend such provision; provided, however, that from and after the earliest of (i) the date of the first Section 11(a)(ii) Event, (ii) the date of the first Section 13(a) Event, (iii) the Redemption Date or (iv) the first Section 3(a)(i) Date, this Agreement shall not be supplemented or amended in any manner that would materially and adversely affect any holder of outstanding Rights other than a 15% Stockholder or a Surviving Person."

        12. Exhibit B is hereby deleted in its entirety and Exhibit B attached hereto and incorporated herein by reference is inserted in lieu thereof.

        13. Exhibit C is hereby deleted in its entirety and Exhibit C attached hereto and incorporated herein by reference is inserted in lieu thereof.

        14. Except as expressly set forth in this Amendment, all other terms of the Rights Agreement shall remain in full force and effect.

        15. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

        16. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.



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        IN WITNESS WHEREOF, the Corporation and the Rights Agent have executed this Amendment effective as of the date first above written.

                                        THE CORPORATION:

                                        MINIMED INC.


                                        By:     /s/ ERIC S. KENTOR
                                                 -------------------------------
                                        Name:    Eric S. Kentor
                                        Title:   Senior Vice President, General
                                                 Counsel and Secretary


                                        THE RIGHTS AGENT:

                                        HARRIS TRUST COMPANY OF CALIFORNIA


                                        By:      /s/ JOHN CASTELLANOS
                                                 -------------------------------
                                        Name:    /s/ JOHN CASTELLANOS
                                                 -------------------------------
                                        Title:   Assistant Vice President
                                                 -------------------------------





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